UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 4, 2013

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2013, Solazyme, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of April 8, 2013, the record date for the Annual Meeting, there were 61,810,754 shares of common stock entitled to vote at the Annual Meeting. Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are described in greater detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2013.

1.	The stockholders considered a proposal to re-elect each of Michael V. Arbige, Jerry Fiddler and Ann Mather to serve until the Company’s 2016 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees were elected based upon the following votes:

Nominees	For	Withheld	Broker Non-Votes
Michael V. Arbige	29,189,683	2,677,476	21,614,144
Jerry Fiddler	31,619,373	247,786	21,614,144
Ann Mather	30,516,282	1,350,877	21,614,144

2.	The stockholders considered a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal was approved based upon the following votes:

For	Against	Abstain
53,236,087	90,165	155,051

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: June 5, 2013	By:	/s/ Tyler W. Painter
Tyler W. Painter
Chief Financial Officer